Exhibit 3.241

THE STATE OF TEXAS

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION OF

BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN, INC.

CHARTER NUMBER 01629125

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

Dated May 24, 2001

Effective May 24, 2001

Articles of Incorporation

OF

BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN

FILED in the Office of the Secretary of State of Texas

May 24, 2001

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Texas, do hereby set forth as follows:

FIRST: The name of the corporation is:

BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN, INC

SECOND: The address of the initial registered and principal office of this State is 121 West Parker Road, Plano, Plano, Texas 75075 and the name of the registered agent at said address is Bob Bentley.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Texas.

FOURTH: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	1,000	$1.00

FIFTH: The number of directors constituting the initial Board of Directors is three (3): and the name and address of the initial Board of Directors, to serve until the first annual meeting of shareholders, or until the first annual meeting of shareholders, or until the successors are elected aid qualify, are as follows:

NAME	ADDRESS

Monroe Milstein	1830 Route 130
Burlington., New Jersey 08016

Stephen E. Milstein	1830 Route 130
Burlington. New Jersey 08016

Andrew Milstein	1830 Route 130
Burlington, New Jersey 08016

SIXTH: The name and address of the incorporator is as follows:

NAME	ADDRESS

Michael A. Barr	10 Bank Street
White Plains, New York 10606

SEVENTH: The period of duration of the corporation shall be perpetual.

EIGHTH: The corporation will not commence business until it has received for the issuance of shares consideration of the value of one thousand ($1,000.00) dollars consisting of money, labor done or property actually received.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twenty-third day of May, 2001.

/s/ Michael A. Barr
Incorporator

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